CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our report dated February 3, 1997 included in Pioneer Variable Contracts Trust's 1996 Annual Report (and to all references to our firm) included in or made a part of the Pioneer Variable Contracts Trust Post-Effective Amendment No. 6 to Registration Statement File 33-84546 and Amendment No. 7 to Registration File No. 811-8786.




                                                     ARTHUR ANDERSEN LLP



Boston, Massachusetts
August 15, 1997